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                                                                 Exhibit (23)(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 2001, included in Fifth Third Bancorp's Form 10-K for the year ended December 31, 2001, and to all references to our Firm in this registration statement.


/s/ Arthur Andersen LLP

Chicago, Illinois
April 12, 2002